Exhibit 99.1

Modular Medical Announces 510(k) Submission of MODD1 Insulin Pump

SAN DIEGO, CA / ACCESSWIRE / January 19, 2024 / Modular Medical, Inc. (Nasdaq:MODD) (“Modular Medical” or the “Company”), a development-stage, insulin delivery technology company seeking to launch the next generation of user-friendly and affordable insulin pump technology, today announced the premarket submission of its MODD1 next-generation insulin pump to the FDA for 510(k) clearance.

“This is an exciting milestone for the Company, as we seek to change the diabetes market. Almost 30 years after the introduction of the first insulin pump, more than three quarters of those who could benefit from wearing a pump do not wear one. It is our belief that our simplified design will encourage many “almost-pumpers” to adopt technology to aid in their diabetes management, without the complexity and expense required by many of the current solutions,” said Paul DiPerna, Chairman and CTO of Modular Medical.

Jeb Besser, CEO of Modular Medical, stated “Getting a person who requires daily insulin to adopt a pump instead of multiple daily injections can reduce healthcare costs and improve long-term patient outcomes. Pump adoption has been impeded by the ‘three-Cs:’ they are too complex, cumbersome and costly. The MODD1 was designed to be simple and affordable with an attractive form factor. We believe our two-part patch pump design, easy to learn interface and scalable manufacturing will all contribute to a differentiated and lower cost marketing approach.”

Besser continued, “On behalf of the board of directors, I would like to thank the entire Modular Medical team, and all of our stakeholders and shareholders for their support in reaching this point. We expect to receive initial questions from the FDA during the quarter ending June 30, 2023, and we will provide updates, as appropriate.”

While working with the FDA to gain US clearance, our regulatory effort will now turn to preparing applications to obtain the UKCA mark to enable us to market the MODD1 in the United Kingdom. Operationally, we will move our pilot production line to our manufacturing partner to prepare for commercial launch.”

Modular Medical will hold a conference call on the 510(k) submission at 9:00 a.m. Eastern Time on January 19, 2024, hosted by Jeb Besser and Paul DiPerna.

Conference Call and Webcast Information

Date: Friday, January 19, 2024

Time: 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time)

Conference Call Number: 1-888-506-0062

International Call Number: +1-973-528-0011

Passcode: 793376

Webcast: https://www.webcaster4.com/Webcast/Page/3015/49730

For those unable to listen to the live Web broadcast, an archived webcast can be accessed by visiting the Company’s investor relations page at www.modularmedical.com. A replay of the conference call will also be available through February 2, 2024, and can be accessed by calling 1-877-481-4010 and using passcode 49730. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statements contained in this press release. These factors include, but are not limited to, whether Modular Medical can successfully develop its proprietary technologies, whether the market will accept Modular Medical’s products and services, the timing of responses from the FDA on the 510(k) submission for the MODD1 pump, Modular Medical’s ability to obtain FDA clearance and the UKCA mark for its MODD1 product, anticipated consumer demand for its products, whether Modular Medical can successfully manufacture its products at high volumes, general economic, industry or political conditions in the United States or internationally as well as other risk factors and business considerations described in Modular Medical’s SEC filings, including its annual report on Form 10-K. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. In addition, any forward-looking statements included in this press release represent Modular Medical’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. Modular Medical assumes no obligation to update these forward-looking statements, except as required by law.

About Modular Medical

Modular Medical, Inc. (Nasdaq: MODD) is a development-stage medical device company that intends to launch the next generation of insulin delivery technology. Using its patented technologies, the company seeks to eliminate the tradeoff between complexity and efficacy, thereby making top quality insulin delivery both affordable and simple to learn. Our mission is to improve access to the highest standard of glycemic control for people with diabetes taking it beyond “superusers” and providing “diabetes care for the rest of us.”

Modular Medical was founded by Paul DiPerna, a seasoned medical device professional and microfluidics engineer. Prior to founding Modular Medical, Mr. DiPerna was the founder (in 2005) of Tandem Diabetes and invented and designed its t:slim insulin pump. More information is available at https://modular-medical.com.

All trademarks mentioned herein are the property of their respective owners.